Exhibit 10.2

FOURTH AMENDMENT TO

CREDIT AGREEMENT

            THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into to be effective as of September 28, 2012 (the “Effective Date”), among GREEN PLAINS ORD LLC, a Delaware limited liability company (“GPO”), GREEN PLAINS HOLDINGS LLC, a Delaware limited liability company (“Holdings” and together with GPO the “Borrower”), AGSTAR FINANCIAL SERVICES, PCA (“AgStar”) and the other commercial, banking or financial institutions whose signatures appear on the signature pages hereof or which hereafter become parties to the Credit Agreement (collectively, the “Banks”), and AGSTAR FINANCIAL SERVICES, PCA, and its successors and assigns, as Administrative Agent for itself and the other Banks (“Agent”).

RECITALS

            A.            Borrower, Agent, and the Banks entered into a Credit Agreement dated as of July 2, 2009, a First Amendment to Credit Agreement dated as of June 30, 2011, a Second Amendment to Credit Agreement dated as of June 30, 2011, and a Third Amendment to Credit Agreement dated as of June 28, 2012 (together, as amended, restated or otherwise modified from time to time, the “Credit Agreement”) under which the Banks agreed to extend certain financial accommodations to Borrower.

            B.              At the request of Borrower, the Banks have agreed to make certain modifications to the Credit Agreement, all in accordance with the terms and conditions of this Amendment.

            C.            All terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

AGREEMENT

1.        Credit Agreement Amendments.  As of the Effective Date,

a.        Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Fine Grind Equipment” means the “Fine Grind System” installed by ICM on the Real Property per the Fine Grind System, Technical Proposal between ICM and Borrower dated ____________, _____.

“Fine Grind Equipment Lien” means the purchase money security interest granted to ICM in the Fine Grind Equipment.

“ICM” means ICM, Inc., a Kansas corporation.

b.        Section 2.02(g) of the Credit Agreement is hereby amended and restated as follows:

(g)            Repayment of Term Loan.   Beginning on the first (1st) day of June 2011, (the “Amortization Date”), and continuing on each Monthly Payment Date thereafter until the Maturity Date, the Borrowers shall pay to the Agent for the account of the Banks equal monthly payments of principal and accrued interest in such amounts as would be required to fully amortize the entire outstanding principal balance of the Term Note,

Exhibit 10.2

together with accrued interest thereon, over a period commencing on the Amortization Date and ending on the tenth (10th) anniversary of the Closing Date. The outstanding principal balance, together with all accrued interest, if not paid sooner, shall be due and payable in full on the Maturity Date.  In addition to all other payments of principal and interest required under this Agreement and this Term Note, GPO shall annually remit to the Agent for the account of the Banks the Excess Cash Flow Payment pursuant to Section 2.20.    Notwithstanding the foregoing, in the event that the Fixed Charged Coverage Ratio is less than 1.00 to 1.00 at any time after December 31, 2013, as measured in accordance with Section 5.01(e), and there exists no other Event of Default, principal payments due on the Term Loan may be suspended by the Borrowers for a period of six months from the time that the Agent is notified of the Fixed Charge Coverage Ratio.

c.        Section 2.04(e) of the Credit Agreement is hereby amended and restated as follows:

(e)            Making the Advances.  Each Revolving Line of Credit Advance shall be made by GPO delivering a Request for Advance (and upon request of the Agent a pro forma Borrowing Base Certificate certified as of the date of the Request for Advance) to the Agent specifying the amount of such Advance.  Each Request for Advance and Borrowing Base Certificate, if applicable, must be delivered to the Agent before 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day which is at least three (3) Business Days prior to the date of such Revolving Line of Credit Advance; provided however that no such Revolving Line of Credit Advance shall be made while an Event of Default exists or if the interest rate for such LIBOR Rate loan would exceed the Maximum Rate.  Any Request for Advance received by the Agent after 12:00 P.M. (Minneapolis,  Minnesota time) on a Business Day shall be deemed to have been received and be effective on the next Business Day.  The amount of the Revolving Line of Credit Advance requested from the Banks shall, subject to the terms and conditions of this Agreement, be made available to GPO by:  (i) depositing the same, in same day funds, in an account of GPO; or (ii) wire transferring such funds to a Person or Persons designated by GPO in writing.

d.        Section 2.04(j) of the Credit Agreement is hereby amended and restated as follows:

(j)            Funding of Advances.  Upon receipt by the Agent from GPO of any Request for Advance for any Revolving Line of Credit Advance and Borrowing Base Certificate (which may be in a pro forma format if not otherwise required in Section 5.01(c)), if applicable, the Agent shall promptly notify GPO and the other Banks as to the amount to be paid as a result of such Request for Advance.  Not later than 12:00 P.M. (Minneapolis,  Minnesota time) on the applicable payment date each Bank will make available to the Agent, in immediately available funds, an amount equal to such Bank’s Pro Rata Share of the amount to be paid as a result of such Request for Advance.

e.        Section 2.08 of the Credit Agreement is hereby amended and restated as follows:

Section 2.08.            Adjustments to Interest Rate.  Notwithstanding any other provision of this Agreement, the Notes, or the other Loan Documents, after the end of Borrowers’ 2013 fiscal year end, the rate of interest under any Loan which bears interest at a variable rate, shall be adjusted according to the following schedule should the Tangible Owner’s Equity of GPO, achieve the levels set forth below:

Exhibit 10.2

            Tangible Owner’s Equity                                                Interest Rate

            Greater than or equal to 50.00%                                                Applicable Rate less 50

                                                                                    basis points

Upon delivery of the financial statements pursuant to Section 5.01(c)(i) for each fiscal year end, beginning with the Borrowers’ 2013 fiscal year end, the rate of interest for any Loan which bears interest at a variable rate shall automatically be adjusted in accordance with the Tangible Owner’s Equity set forth therein and the rates set forth above. Such automatic adjustment to the rate of interest shall take effect as of the first Business Day of the month following the month in which the Agent received the related financial statements pursuant to Section 5.01(c)(i).

f.        Section 3.02(a)(i) of the Credit Agreement is hereby amended and restated as follows:

(i)             In the case of a Revolving Line of Credit, GPO shall have submitted to the Agent a Borrowing Base Certificate (which may be in a pro forma format if not otherwise required in Section 5.01(c)) certifying the information thereon, if requested by the Agent;

g.        Section 5.01(c)(ii) of the Credit Agreement is hereby amended and restated as follows:

(ii)            As soon as available, but in no event later than thirty (30) days after the end of each month, unaudited monthly financial statements of GPO, prepared in accordance with GAAP (except for the omission of footnotes and for the effect of normal year-end audit adjustments). Each of such financial statements shall (i) be prepared in reasonable detail and in comparative form, including a comparison of actual performance to the budget for such month and year-to-date, delivered to Agent under Subsection 5.01(c)(vi) below, and (ii) include a balance sheet, a statement of income for such month and for the period year-to-date and information on intercompany accounts. Such monthly statements shall be certified by an authorized officer of GPO, and be accompanied by a Compliance Certificate which:  (A) states that no Event of Default, and no event or condition that but for the passage of time, the giving of notice or both would constitute an Event of Default, has occurred or is in existence; and (B) shows in reasonable detail the calculation of, and GPO’s compliance with, each of the covenants contained in this Section 5.01;

h.        Section 5.01(c)(vi) of the Credit Agreement is hereby amended and restated as follows:

(vi)            as soon as available but in no event later than 30 days after the end of each month, the GPO’s Key Activity Report (“KAR”)  for the immediately preceding calendar month setting forth corn inputs, ethanol output, distillers grain output, corn oil output, and natural gas usage, together with such additional production information as reasonably requested by the Agent;

i.        Section 5.01(c)(ix) of the Credit Agreement is hereby amended and restated as follows:

(ix)            as soon as available but in no event later than 30  Business Days after the end of each month, an intercompany accounts receivable report for the immediately preceding month setting forth all accounts receivable owed to or from Green Plains Trade Group, LLC, or Green Plains Commodities, LLC or any other Affiliate of GPO;

Exhibit 10.2

j.        Section 5.01(c) of the Credit Agreement is hereby amended to include the following additional subsection:

(xviii)            as soon as available but in no event later than 30 Business Days after the execution thereof, copies of  Material Contracts with Affiliates and all amendments thereto, if any, and any Material Contracts, including the Fine Grind Equipment.

k.        Section 5.01(e) of the Credit Agreement is hereby amended and restated as follows:

(e)Fixed Charge Coverage Ratio.  Achieve and maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 on December 31, 2013 and continually thereafter.  Fixed Charge Coverage Ratio shall be measured at the end of each fiscal year.

l.        Section 5.02(a)(xii), the following subsection (xii) is hereby added to Section 5.02(a) of the Credit Agreement:

(xii)            the Fine Grind Equipment Lien, which lien may not without the prior express written consent of the Agent be assigned or otherwise conveyed to any other Person other than the Agent for the benefit of the Banks.

m.        Section 5.02(c) of the Credit Agreement is hereby amended and restated as follows:

Capital Expenditures.  Make any investment in fixed assets in excess of Two Million and No/100 Dollars ($2,000,000.00), in the aggregate, during any fiscal year of the Borrower during the term of this Agreement, provided that the costs associated with the acquisition and installation of the Fine Grind Equipment shall be excluded from the forgoing limit.

n.        Section 5.02(e) of the Credit Agreement is hereby amended and restated as follows:

(e)            Indebtedness, Etc.  Create, incur, assume or suffer to exist any Debt or other indebtedness, liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, in an aggregate principal amount not to exceed $500,000.00, without the prior written consent of the Agent, except:  (i) the liabilities of the Borrowers to the Banks hereunder; (ii) trade accounts payable and accrued liabilities (other than Debt) arising in the ordinary course of GPO’s business; (iii) the liabilities of GPO described on Schedule 5.02(a); (iv) payments owed under Material Contracts; (v) contracts or agreements other than Material Contracts arising in the ordinary course of GPO’s business; (vi) Eligible Subordinate Debt; and (vii) liabilities owed to ICM associated with the Fine Grind Equipment.

o.        Section 5.02(k) of the Credit Agreement is hereby amended and restated as follows:

(k)            Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any governor, director, manager, officer, employee, consultant, agent, or member of GPO or any Affiliate, except (i) transactions listed on Schedule 5.02(k), (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of GPO  and upon fair and reasonable terms which are fully disclosed to the Agent and are no less favorable to GPO or such subsidiary than would be obtained in a comparable arm’s length transaction with

Exhibit 10.2

a person or entity that is not an Affiliate, and (iii) payment of compensation to members, governors, directors, managers, officers, employees, consultants and agents in the ordinary course of business for services actually rendered in their capacities as members, governors, directors, managers, officers, employees, consultants and agents, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.  Notwithstanding the foregoing, upon the election of the Agent, no payments may be made with respect to any items set forth in clauses (i) and (ii) of the preceding sentence upon the occurrence and during the continuation of a Default or an Event of Default.

p.        Section 6.01(c) of the Credit Agreement is hereby amended and restated as follows:

Borrowers shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d) or (e), or take any action as prohibited by Section 5.02; provided, however, that and notwithstanding anything to the contrary contained in this Section 6.01, in the event that Borrowers fail to comply with Sections 5.01(d) or (e) hereof, Borrowers shall have the right (“Cure Right”) at any time until the date that is five (5) days after the date the Compliance Certificate is required to be delivered pursuant to Section 5.01(c)(ii) of this Agreement to issue equity interests for cash or otherwise receive Equity Contributions, consistent with past practices disclosed to the Agent, and in such amounts as to permit Borrowers’ compliance with such financial covenants (“Cure Amount”), and thereupon Borrowers’ compliance with Sections 5.01(d) or (e) shall be recalculated giving effect to the Cure Amount as if the cure had occurred during the fiscal period covered by the Compliance Certificate.  If, after giving effect to the foregoing recalculations, the requirements of Sections 5.01(d) or (e) shall be satisfied, then such requirements shall be deemed satisfied for the relevant fiscal period with the same effect as though there had been no failure to comply therewith for such period, and the applicable breach or default shall be deemed cured for the purposes of this Agreement; or

2.        Effect on Credit Agreement.    Except as expressly amended by this Amendment, all of the terms of the Credit Agreement shall be unaffected by this Amendment and shall remain in full force and effect.  Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Banks or to affect, modify, or impair any of the rights of the Banks as provided in the Credit Agreement.

3.        Conditions Precedent to Effectiveness of this Amendment.  The obligations of the Banks hereunder are subject to the conditions precedent that Agent shall have received the following, in form and substance satisfactory to Agent:

a.        this Amendment duly executed by Borrowers, Agent, and the Banks;

b.        payment in cash of an amendment fee in the amount of $30,000; and

c.         all other documents, instruments, or agreements required to be delivered to Agent under the Credit Agreement and not previously delivered to Agent.

4.       Representations and Warranties of Borrower.  Borrowers hereby agree with, reaffirm, and acknowledge as follows:

a.        The execution, delivery and performance by Borrowers of this Amendment is within Borrowers’ power, has been duly authorized by all necessary action, and does not

Exhibit 10.2

contravene:  (i) the certificates of formation or operating agreements of Borrowers; or (ii) any law or any contractual restriction binding on or affecting Borrowers; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties;

b.        This Amendment is, and each other Loan Document to which Borrowers are a party when delivered will be, legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.        All other representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents are true and correct and in full force and effect.

5.        Counterparts.  It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment.  Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW THIS PAGE]

Exhibit 10.2

SIGNATURE PAGE TO

FOURTH AMENDMENT TO CREDIT AGREEMENT

BY AND AMONG

GREEN PLAINS ORD LLC (as Borrower),

GREEN PLAINS HOLDINGS LLC (as Borrower),

AGSTAR FINANCIAL SERVICES, PCA (AS AGENT), AND

THE BANKS

Dated to be effective as of September 28, 2012

BORROWER:

GREEN PLAINS ORD LLC,

a Delaware limited liability company

/s/ Jerry L. Peters_____________

By:  Jerry L. Peters

Its: Chief Financial Officer

and

GREEN PLAINS HOLDINGS LLC,

a  Delaware limited liability company

/s/ Jerry L. Peters_____________

By:  Jerry L. Peters

Its: Chief Financial Officer

Exhibit 10.2

SIGNATURE PAGE TO

FOURTH AMENDMENT TO CREDIT AGREEMENT

BY AND AMONG

GREEN PLAINS ORD LLC (as Borrower),

GREEN PLAINS HOLDINGS LLC (as Borrower),

AGSTAR FINANCIAL SERVICES, PCA (AS AGENT), AND

THE BANKS

Dated to be effective as of September 28, 2012

AGENT:

AGSTAR FINANCIAL SERVICES, PCA,

as Administrative Agent

/s/ Ron Monson______________

By: Ron Monson

Its: Vice President